EXHIBIT 21.1
LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction

Auriemma Consulting Group, Inc.	New York
Blue Ridge TopCo, LLC	Delaware
Blue Ridge MidCo, LLC	Delaware
Blue Ridge DebtCo, LLC	Delaware
BR Strategic Capital DebtCo, LLC	Delaware
BR Strategic Capital EquityCo, LLC	Delaware
CNL Strategic Capital B, Inc.	Delaware
Ecomaids, LLC	Delaware
Lado Agency, Inc.	New Jersey
Healthcare Safety Holdings, LLC	Delaware
Lawn Doctor, Inc.	New Jersey
LD Parent, Inc.	Delaware
LD Strategic Capital DebtCo, LLC	Delaware
LD Strategic Capital EquityCo, LLC	Delaware
LD DebtCo, LLC	Delaware
M&F Properties, Inc.	New Jersey
Milton Industries, Inc.	Delaware
Milton MidCo, LLC	Delaware
Milton Strategic Capital DebtCo, LLC	Delaware
Milton Strategic Capital EquityCo, LLC	Delaware
Milton TopCo, LLC	Delaware
Mosquito Hunters, LLC	New Jersey
Polyform Holdings, Inc.	Delaware
Polyform Products Company, Inc.	Delaware
Polyform Strategic Capital DebtCo, LLC	Delaware
Polyform Strategic Capital EquityCo, LLC	Delaware
RE Strategic Capital B, Inc.	Delaware
RE Strategic Capital DebtCo, LLC	Delaware
RE Strategic Capital EquityCo, LLC	Delaware
REG Buyer, LLC	Delaware
REG Holdings, LLC	Delaware
REG Parent, LLC	Delaware
Resolution Economics, LLC	Delaware
Roundtable Equity Holdings, LLC	Delaware
Shina Corporation	South Korea
Tool Group Holdings Corp.	Delaware
Transition Finance Strategies, LLC	Virginia
Ultimed, Inc.	Minnesota
UM Holding Corp.	Indiana
UM Strategic Capital DebtCo, LLC	Delaware

UM Strategic Capital EquityCo, LLC	Delaware
USR Strategic Capital DebtCo, LLC	Delaware
USR Strategic Capital EquityCo, LLC	Delaware

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